JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of SatCon Technology Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: November 19, 2007

NGP Energy Technology Partners, L.P.

By: NGP ETP, L.L.C.
Its: General Partner

By:	/s/ Philip J. Deutch

Name: Philip J. Deutch
Title: Authorized Member

NGP ETP, L.L.C.

By:	/s/ Philip J. Deutch

Name: Philip J. Deutch
Title: Authorized Member

Energy Technology Partners, L.L.C.

By:	/s/ Philip J. Deutch

Name: Philip J. Deutch
Title: Sole Member and Manager

/s/ Philip J. Deutch

Philip J. Deutch